Crescent Capital BDC, Inc. Reports Fourth Quarter 2024 Earnings Results;
Declares a First Quarter Base Dividend of $0.42 Per Share and Series of Special Dividends

LOS ANGELES, February 19, 2025 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $2.40 per share and net income of $1.99 per share, for the year ended December 31, 2024. For the quarter ended December 31, 2024, net investment income and net income per share were $0.55 and $0.27, respectively. Reported net asset value (NAV) per share was $19.98 at December 31, 2024. The Company announced that its Board of Directors (the “Board”) declared a first quarter 2025 regular cash dividend of $0.42 per share to stockholders of record as of March 31, 2025, payable on April 15, 2025 and a series of special cash dividends related to undistributed taxable income in the aggregate amount of $0.15 per share, to be paid in three equal quarterly installments of $0.05 per share.1

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	December 31, 2024	September 30, 2024	December 31, 2023
Investments, at fair value	$1,598.9	$1,591.4	$1,582.1
Total assets	$1,656.3	$1,645.0	$1,627.4
Total net assets	$740.6	$748.8	$742.6
Net asset value per share	$19.98	$20.20	$20.04

Investment income	$46.4	$51.6	$50.0
Net investment income	$20.5	$23.5	$22.8
Net realized gains (losses), net of taxes	$(3.2)	$3.8	$(6.6)
Net change in unrealized gains (losses), net of taxes	$(7.3)	$(12.0)	$14.7
Net increase (decrease) in net assets resulting from operations	$10.0	$15.3	$30.9

Net investment income per share	$0.55	$0.64	$0.61
Net realized gains (losses) per share, net of taxes	$(0.09)	$0.10	$(0.18)
Net change in unrealized gains (losses) per share, net of taxes	$(0.19)	$(0.32)	$0.40
Net increase (decrease) in net assets resulting from operations per share	$0.27	$0.41	$0.83
Regular distributions paid per share	$0.42	$0.42	$0.41
Supplemental distributions paid per share	$0.07	$0.09	$0.09

Weighted average yield on income producing securities (at cost)[2]	10.9%	11.6%	12.3%
Percentage of debt investments at floating rates	97.3%	97.4%	98.7%

Portfolio & Investment Activity

As of December 31, 2024 and December 31, 2023, the Company had investments in 185 and 186 portfolio companies with an aggregate fair value of $1,598.9 and $1,582.1 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:
	As of
$ in millions	December 31, 2024		December 31, 2023
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$379.7	23.7%	$429.2	27.0%
Unitranche first lien[3]	1,044.1	65.3	973.9	61.5
Unitranche first lien - last out[3]	14.8	0.9	13.5	0.9
Senior secured second lien	38.5	2.4	58.2	3.7
Unsecured debt	17.5	1.1	4.1	0.3
Equity & other	64.9	4.1	50.1	3.2
LLC/LP equity interests	39.4	2.5	53.1	3.4
Total investments	$1,598.9	100.0%	$1,582.1	100.0%

Full Year

For the year ended December 31, 2024, the Company invested $395.0 million across 33 new portfolio companies, 30 existing portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $371.1 million in aggregate exits, sales and repayments. For the year ended December 31, 2023, the Company invested $200.7 million across 15 new portfolio companies, 18 existing portfolio companies and several follow-on revolver and delayed draw fundings. This excludes $335.0 million of assets at cost acquired in connection with the acquisition of First Eagle Alternative Capital BDC, Inc. (“FCRD”) in March 2023. The assets acquired through the FCRD transaction, at cost, were comprised of $185.1 million of senior secured first lien, $100.1 million of unitranche first lien, $2.8 million of equity investments and $47.0 million of LLC/LP equity interests. During this period, the Company had $231.2 million in aggregate exits, sales and repayments.

Fourth Quarter

For the quarter ended December 31, 2024, the Company invested $127.1 million across 14 new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $105.8 million in aggregate exits, sales and repayments. For the quarter ended September 30, 2024, the Company invested $72.7 million across six new portfolio companies and several follow-on revolver and delayed draw fundings. For this period, the Company had $92.3 million in aggregate exits, sales and repayments.

Results of Operations

Full Year

For the year ended December 31, 2024, investment income increased to $197.4 million from $184.1 million for the year ended December 31, 2023. Interest income, which includes amortization of upfront fees, increased to $183.0 million for the year ended December 31, 2024 from $169.8 million for the year ended December 31, 2023, due to the growth of our income producing portfolio and one-time non-recurring income. Included in interest from investments for the years ended December 31, 2024 and 2023 are $3.7 million and $1.8 million of accelerated accretion of OID related to paydown activity, respectively. Dividend income decreased to $11.3 million for the year ended December 31, 2024 from $13.3 million for the year ended December 31, 2023. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $3.1 million and $1.0 million for the years ended December 31, 2024 and 2023, respectively.

For the years ended December 31, 2024 and 2023, total expenses, including income and excise taxes, totaled $108.4 million and $101.6 million, respectively. Interest and other debt financing costs increased from $58.8 million for the year ended December 31, 2023 to $62.8 million for the year ended December 31, 2024, due to higher weighted average debt outstanding.

Fourth Quarter

For the quarter ended December 31, 2024, investment income decreased to $46.4 million from $51.6 million for the quarter ended September 30, 2024, respectively. Interest income, which includes amortization of upfront fees, decreased to $43.4 million for the quarter ended December 31, 2024 from $47.8 million for the quarter ended September 30, 2024, primarily due to a decrease in benchmark rates. Included in interest from investments for the quarters ended December 31, 2024 and September 30, 2024 are $0.5 million and $1.4 million of accelerated accretion of OID related to paydown activity, respectively. Dividend income decreased to $2.4 million for the quarter ended December 31, 2024 from $3.0 million for the quarter ended September 30, 2024. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $0.6 million and $0.8 million for the quarter ended December 31, 2024 and September 30, 2024, respectively.

For the three months ended December 31, 2024 and September 30, 2024, total net expenses, including income and excise taxes, totaled $25.9 million and $28.1 million, respectively.

Liquidity and Capital Resources

As of December 31, 2024, the Company had $39.4 million in cash and cash equivalents and restricted cash and $337.5 million of undrawn capacity on its credit facilities and December 2024 note issuances, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of December 31, 2024 was 6.38%.

The Company’s debt to equity ratio was 1.19x as of December 31, 2024.

Conference Call

The Company will host a webcast/conference call on Thursday, February 20, 2025 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter and year ended December 31, 2024. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (800) 715-9871

Conference ID: 1217499

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
The first special dividend will be paid on March 14, 2025 to stockholders of record as of February 28, 2025. The second special dividend will be paid on June 13, 2025 to stockholders of record as of May 30, 2025. The third special dividend will be paid on September 15, 2025 to stockholders of record as of August 29, 2025.
2)
Yield includes performing debt and other income producing investments (excluding investments on non-accrual).
3)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of December 31, 2024	As of December 31, 2023
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of$1,511,386 and $1,469,251, respectively)	$1,504,013	$1,465,537
Non-controlled affiliated investments (cost of $46,104 and $56,084, respectively)	46,793	52,619
Controlled investments (cost of $66,416 and $67,353, respectively)	48,051	63,919
Cash and cash equivalents	10,130	7,780
Restricted cash and cash equivalents	29,292	16,690
Interest and dividend receivable	11,008	14,000
Receivable from unsettled transactions	1,163	251
Unrealized appreciation on foreign currency forward contracts	4,815	5,128
Deferred tax assets	746	114
Other assets	263	1,341
Total assets	$1,656,274	$1,627,379

Liabilities
Debt (net of deferred financing costs of $8,214 and $7,138)	$875,837	$844,783
Distributions payable	15,566	15,195
Interest and other debt financing costs payable	10,408	10,900
Management fees payable	5,066	5,026
Incentive fees payable	4,305	4,770
Deferred tax liabilities	746	578
Unrealized depreciation on foreign currency forward contracts	-	84
Accrued expenses and other liabilities	3,709	3,449
Total liabilities	$915,637	$884,785

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$-	$-
Common stock, par value $0.001 per share (200,000,000 shares authorized, 37,061,547 shares issued and outstanding)	37	37
Paid-in capital in excess of par value	959,098	965,895
Accumulated earnings (loss)	(218,498)	(223,338)
Total net assets	$740,637	$742,594
Total liabilities and net assets	$1,656,274	$1,627,379
Net asset value per share	$19.98	$20.04

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

	For the years ended December 31,
	2024	2023	2022
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$166,912	$162,089	$101,751
Paid-in-kind interest	9,592	3,191	1,564
Dividend income	497	438	127
Other income	3,056	658	540
From non-controlled affiliated investments:
Interest income	3,834	2,974	1,625
Paid-in-kind interest	1,529	816	2,106
Dividend income	1,058	2,058	5,169
Other income	16	309	—
From controlled investments:
Interest income	1,077	609	745
Paid-in-kind interest	—	192	732
Dividend income	9,784	10,800	2,358
Other income	8	—	—
Total investment income	197,363	184,134	116,717

Expenses:
Interest and other debt financing costs	62,761	58,742	31,880
Management fees	20,223	19,613	16,344
Income based incentive fees	18,855	17,451	11,214
Capital gains based incentive fees	—	—	(6,324)
Professional fees	2,027	1,593	1,302
Directors’ fees	618	600	524
Other general and administrative expenses	2,561	2,753	2,660
Total expenses	107,045	100,752	57,600
Management fees waiver	(125)	(190)	(229)
Income based incentive fees waiver	(145)	(276)	(538)
Net expenses	106,775	100,286	56,833
Net investment income before taxes	90,588	83,848	59,884
(Benefit) provision for income and excise taxes	1,555	1,307	155
Net investment income	89,033	82,541	59,729
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(6,969)	(12,465)	1,157
Non-controlled affiliated investments	(5,214)	—	7,098
Controlled investments	6,443	—	(3,301)
Foreign currency transactions	(1,171)	(1,435)	(33)
Foreign currency forward contracts	3,223	1,021	24
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	(1,154)	21,772	(43,818)
Non-controlled affiliated investments	4,154	(4,505)	(9,419)
Controlled investments	(14,931)	(1,171)	(1,600)
Foreign currency forward contracts	(229)	(2,954)	6,513
Net realized and unrealized gains (losses) on investments	(15,848)	263	(43,379)
Benefit (provision) for taxes on realized gain on investments	—	132	(911)
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	464	901	105
Net increase (decrease) in net assets resulting from operations	$73,649	$83,837	$15,544

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$1.99	$2.33	$0.50
Net investment income per share (basic and diluted):	$2.40	$2.30	$1.93
Weighted average shares outstanding (basic and diluted):	37,061,547	35,928,203	30,887,360

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with $45 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 230 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC, identifies additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 19, 2024, as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2024, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.